EXHIBIT 107

Calculation of Filing Fee Tables

424B7

(Form Type)

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)	35,339,062	$11.04	$390,143,244	0.0001102	$42,993.79
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$390,143,244		$42,993.79
	Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$42,993.79

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low prices for a share of the registrant’s Common Stock on September 13, 2023, as reported on the New York Stock Exchange.

(2)	In connection with the registration of the Common Stock, a registration fee of $42,993.79 was calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.